UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/30/2011

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On November 30, 2011, CDI Corp. ("CDI" or the "Company") and certain of its subsidiaries executed a second amendment to the credit agreement with JP Morgan Chase Bank, N.A. which was originally entered into on October 29, 2010. This amendment increases the amount which CDI can borrow under its revolving line of credit facility from $35 million to $50 million, and extends the term of the credit facility to November 30, 2012. The amendment also (a) raises the minimum liquidity balance (unrestricted cash and cash equivalents plus the unused amount available for borrowing under this credit facility) required to be maintained by the Company at the end of each fiscal quarter to $20 million, and (b) raises the minimum liquidity balance required before the Company pays a dividend to $25 million.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the information set forth above under Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: December 01, 2011	By:	/s/ Brian D. Short
Brian D. Short
Senior Vice President, Chief Administrative Officer & General Counsel